EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2020 Earnings and Quarterly Dividend

Warren, Pennsylvania — October 26, 2020

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2020 of $38.1 million, or $0.30 per diluted share. This represents an increase of $4.6 million, or 13.9%, compared to the same quarter last year when net income was $33.4 million, or $0.31 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2020 were 9.82% and 1.09% compared to 9.90% and 1.25% for the same quarter last year. As noted in the non-GAAP reconciliation, when adjusting for COVID-related provision expense and branch optimization related costs, non-GAAP net income was approximately $40.1 million, or $0.32 per diluted share, which would represent an increase over the same quarter in the prior year of $6.7 million, or 20.0%, and result in a return on average shareholders’ equity of 10.36% and a return on average assets of 1.15%.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.19 per share payable on November 16, 2020 to shareholders of record as of November 5, 2020.  This is the 104th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of September 30, 2020, this represents an annualized dividend yield of approximately 8.26%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, "We are very pleased with the many positive results in the current quarter beginning once again with strong fee income led by our mortgage banking operations. We are also delighted to report that our credit loss provision decreased significantly from the first and second quarters, as expected, and essentially mirrored net charge-offs in the third quarter. From a credit quality perspective, delinquencies continue to be well maintained and loans requesting payment deferrals have decreased significantly from last quarter from $1.312 billion, or 12.1% of the loan portfolio, at June 30, 2020 to just $212.7 million, or 2.0%, at September 30, 2020. Although classified assets jumped by $161.3 million, or 54.4%, during the quarter to $457.8 million, over 45% of total classified assets are in the hotel/hospitality industry with virtually all the increase attributable to downgrades in this sector as second deferral requests were considered."

Mr. Seiffert continued, "Looking ahead, we are anxious to execute upon the initiatives we have set in motion this year including branch optimization to be completed in December, the continued implementation of our digital strategy and capitalizing on our very successful subordinated debt offering."

Net interest income increased by $12.6 million, or 13.9%, to $103.5 million for the quarter ended September 30, 2020, from $90.9 million for the quarter ended September 30, 2019, largely due to a $6.2 million, or 6.1%, increase in interest income on loans receivable. This increase in interest income was mainly due to an increase of $2.031 billion, or 23.2%, in the average balance of loans, primarily as a result of the acquisition of MutualBank during the second quarter of 2020. Also contributing to this increase in net interest income was a decrease of $6.1 million, or 38.0%, in total interest expense due to a decline in market interest rates when compared to the prior year, resulting in a decrease in the cost of our interest-bearing liabilities to 0.42% for the quarter ended September 30, 2020 from 0.89% for the quarter ended September 30, 2019. Despite the overall increase in net interest income, net interest margin decreased to 3.26% for the quarter ended September 30, 2020 from 3.79% for the same quarter last year as interest earning asset yields decreased to 3.55% for the quarter ended September 30, 2020 from 4.41% for the quarter ended September 30, 2019. Contributing to the decline in asset yields was the increase in average cash balances of $762.8 million, earning just 0.11%, due to deposit growth associated with Payroll Protection Program ("PPP") loan funds and consumer stimulus checks. In addition, PPP loan balances of approximately $500 million with coupon rates of 1.00%, have negatively impacted overall interest earning asset yields.

 The provision for credit losses increased by $3.5 million to $6.8 million for the quarter ended September 30, 2020, from $3.3 million for the quarter ended September 30, 2019. During the current year, the Company adopted ASU 2016-13, referred to as Current Expected Credit Losses ("CECL"), which requires that all financial assets measured at amortized cost be presented at the net amount expected to be collected inclusive of the entity's current estimate of all lifetime expected credit losses. In addition, the estimated economic impact of COVID-19 caused us to increase our provision expense for the quarter by approximately $1.5 million. Finally, total classified loans have increased to $457.8 million, or 4.25% of total loans, at September 30, 2020 from $205.9 million, or 2.33% of total loans, as of September 30, 2019.

Noninterest income increased by $10.5 million, or 40.1%, to $36.7 million for the quarter ended September 30, 2020, from $26.2 million for the quarter ended September 30, 2019.  This increase was primarily due to the increase in mortgage banking income of $9.1 million to $11.1 million for the quarter ended September 30, 2020 from $1.9 million for the quarter ended September 30, 2019. This increase was due to continued efforts to expand our secondary market sales capabilities over the last year, as well as an interest rate environment conducive to refinance activity and attractive secondary market pricing. In addition, there was a $796,000, or 5.9%, increase in service charges and fees and a $767,000, or 16.6%, increase in trust and other financial services income, both primarily due to additional fee income as a result of the acquisition of MutualBank.

Noninterest expense increased by $16.3 million, or 23.1%, to $86.9 million for the quarter ended September 30, 2020, from $70.6 million for the quarter ended September 30, 2019. This increase resulted primarily from an increase of $6.6 million, or 16.1%, in compensation and employee benefits due to both internal growth in compensation and staff as well as the addition of MutualBank employees. Also contributing to this increase was an increase of $3.9 million, or 35.2%, in processing expenses as we continue to invest in technology and infrastructure and as activity driven utilization fees for online and mobile banking and loan origination platforms has increased. Lastly, FDIC insurance premiums increased $2.2 million due to assessment credits received in the previous year.

The provision for income taxes decreased by $1.3 million, or 13.5%, to $8.5 million for the quarter ended September 30, 2020, from $9.8 million for the quarter ended September 30, 2019. This decrease was due primarily to a lower annual effective tax rate as a result of the lower year-to-date income before taxes in the current year as well as a change in state tax apportionment.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. As of September 30, 2020, Northwest operated 205 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	September 30, 2020	December 31, 2019	September 30, 2019
Assets
Cash and cash equivalents	$656,749	60,846	107,602
Marketable securities available-for-sale (amortized cost of $1,385,835, $815,495 and $801,465, respectively)	1,409,150	819,901	807,823
Marketable securities held-to-maturity (fair value of $16,168, $18,223 and $19,237, respectively)	15,333	18,036	18,958
Total cash and cash equivalents and marketable securities	2,081,232	898,783	934,383

Residential mortgage loans held-for-sale	25,140	7,709	8,859
Residential mortgage loans	3,118,229	2,860,418	2,887,274
Home equity loans	1,484,365	1,342,918	1,328,173
Consumer loans	1,487,083	1,125,132	1,094,293
Commercial real estate loans	3,319,743	2,754,390	2,812,839
Commercial loans	1,347,292	718,107	720,579
Total loans receivable	10,781,852	8,808,674	8,852,017
Allowance for credit losses	(140,209)	(57,941)	(52,859)
Loans receivable, net	10,641,643	8,750,733	8,799,158

Federal Home Loan Bank stock, at cost	23,171	14,740	21,401
Accrued interest receivable	36,916	25,755	27,069
Real estate owned, net	2,575	950	1,237
Premises and equipment, net	166,919	147,409	148,796
Bank-owned life insurance	252,621	189,091	187,971
Goodwill	386,044	346,103	344,720
Other intangible assets, net	21,601	23,076	22,410
Other assets	176,083	97,268	93,329
Total assets	$13,788,805	10,493,908	10,580,474
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,641,234	1,609,653	1,905,650
Interest-bearing demand deposits	2,663,878	1,944,108	1,678,644
Money market deposit accounts	2,396,567	1,863,998	1,828,001
Savings deposits	2,022,918	1,604,838	1,635,754
Time deposits	1,732,022	1,569,410	1,633,451
Total deposits	11,456,619	8,592,007	8,681,500

Borrowed funds	398,216	246,336	255,257
Junior subordinated debentures	128,729	121,800	121,787
Advances by borrowers for taxes and insurance	29,755	44,556	24,331
Accrued interest payable	1,002	1,142	1,314
Other liabilities	227,253	134,782	144,515
Total liabilities	12,241,574	9,140,623	9,228,704
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,801,297, 106,859,088, and 106,658,067 shares issued and outstanding, respectively	1,278	1,069	1,067
Paid-in capital	1,023,827	805,750	801,382
Retained earnings	544,695	583,407	577,018
Accumulated other comprehensive loss	(22,569)	(36,941)	(27,697)
Total shareholders’ equity	1,547,231	1,353,285	1,351,770
Total liabilities and shareholders’ equity	$13,788,805	10,493,908	10,580,474

Equity to assets	11.22%	12.90%	12.78%
Tangible common equity to assets	8.52%	9.72%	9.64%
Book value per share	$12.11	12.66	12.67
Tangible book value per share	$8.92	9.21	9.23
Closing market price per share	$9.20	16.63	16.39
Full time equivalent employees	2,523	2,209	2,218
Number of banking offices	213	181	182

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019

Interest income:
Loans receivable	$107,241	103,012	94,973	97,866	101,091
Mortgage-backed securities	4,652	4,038	4,175	4,237	4,188
Taxable investment securities	427	439	648	683	884
Tax-free investment securities	655	564	185	201	224
FHLB dividends	218	309	262	262	307
Interest-earning deposits	221	185	135	169	172
Total interest income	113,414	108,547	100,378	103,418	106,866
Interest expense:
Deposits	8,443	9,336	11,403	12,893	13,694
Borrowed funds	1,437	1,133	1,747	1,580	2,236
Total interest expense	9,880	10,469	13,150	14,473	15,930
Net interest income	103,534	98,078	87,228	88,945	90,936
Provision for credit losses	6,818	51,750	27,637	8,223	3,302
Net interest income after provision for credit losses	96,716	46,328	59,591	80,722	87,634
Noninterest income:
Gain/(loss) on sale of investments	(12)	(8)	181	27	—
Gain on sale of loans	—	—	1,302	908	826
Service charges and fees	14,354	13,069	15,116	14,125	13,558
Trust and other financial services income	5,376	4,823	5,001	4,517	4,609
Insurance commission income	2,331	2,395	2,372	1,858	1,887
Gain/(loss) on real estate owned, net	(32)	(97)	(91)	86	(227)
Income from bank-owned life insurance	1,576	1,248	1,036	1,121	1,095
Mortgage banking income	11,055	12,022	1,194	1,494	1,921
Other operating income	2,022	2,044	1,865	4,077	2,500
Total noninterest income	36,670	35,496	27,976	28,213	26,169
Noninterest expense:
Compensation and employee benefits	47,371	40,049	42,746	42,074	40,816
Premises and occupancy costs	8,342	7,195	7,471	7,051	7,061
Office operations	4,626	3,711	3,382	4,097	3,197
Collections expense	1,264	644	474	566	747
Processing expenses	15,042	11,680	11,142	10,263	11,122
Marketing expenses	2,147	2,047	1,507	1,010	1,373
Federal deposit insurance premiums	1,498	1,618	—	—	(702)
Professional services	3,246	2,825	2,812	3,533	3,032
Amortization of intangible assets	1,781	1,760	1,651	1,634	1,702
Real estate owned expense	111	89	95	72	119
Acquisition/branch optimization expense	1,414	9,679	2,458	1,114	23
Other expenses	27	7,866	4,873	5,157	2,106
Total noninterest expense	86,869	89,163	78,611	76,571	70,596
Income/(loss) before income taxes	46,517	(7,339)	8,956	32,364	43,207
Income tax expense/(benefit)	8,467	(1,139)	1,017	6,773	9,793
Net income/(loss)	$38,050	(6,200)	7,939	25,591	33,414

Basic earnings per share	$0.30	(0.05)	0.08	0.24	0.32
Diluted earnings per share	$0.30	(0.05)	0.07	0.24	0.31

Weighted average common shares outstanding - basic	126,855,810	121,480,563	105,882,553	105,627,194	105,517,707
Weighted average common shares outstanding - diluted	126,855,810	121,480,563	106,148,247	106,306,615	106,270,544

Annualized return on average equity	9.82%	(1.63)%	2.37%	7.52%	9.90%
Annualized return on average assets	1.09%	(0.18)%	0.30%	0.97%	1.25%
Annualized return on tangible common equity **	13.28%	(2.22)%	3.28%	10.32%	13.46%

Efficiency ratio *	59.68%	58.19%	64.67%	63.01%	58.81%
Annualized noninterest expense to average assets *	2.39%	2.30%	2.83%	2.80%	2.59%
*    Excludes acquisition/branch optimization expenses and amortization of intangible assets (non-GAAP).
** Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2020	2019
Interest income:
Loans receivable	$305,226	296,943
Mortgage-backed securities	12,865	12,433
Taxable investment securities	1,514	2,718
Tax-free investment securities	1,404	643
FHLB dividends	789	794
Interest-earning deposits	541	431
Total interest income	322,339	313,962
Interest expense:
Deposits	29,182	36,323
Borrowed funds	4,317	6,118
Total interest expense	33,499	42,441
Net interest income	288,840	271,521
Provision for credit losses	86,205	14,436
Net interest income after provision for credit losses	202,635	257,085
Noninterest income:
Gain on sale of investments	161	23
Gain on sale of loans	1,302	826
Service charges and fees	42,539	38,940
Trust and other financial services income	15,200	13,248
Insurance commission income	7,098	6,210
Loss on real estate owned, net	(220)	(139)
Income from bank-owned life insurance	3,860	3,297
Mortgage banking income	24,271	2,325
Other operating income	5,931	6,464
Total noninterest income	100,142	71,194
Noninterest expense:
Compensation and employee benefits	130,166	121,012
Premises and occupancy costs	23,008	21,666
Office operations	11,719	10,036
Collections expense	2,382	1,994
Processing expenses	37,864	32,190
Marketing expenses	5,701	5,988
Federal deposit insurance premiums	3,116	685
Professional services	8,883	8,754
Amortization of intangible assets	5,192	4,909
Real estate owned expense	295	406
Acquisition/branch optimization expense	13,551	3,054
Other expenses	12,766	8,838
Total noninterest expense	254,643	219,532
Income before income taxes	48,134	108,747
Income tax expense	8,345	23,906
Net income	$39,789	84,841

Basic earnings per share	$0.34	0.81
Diluted earnings per share	$0.34	0.80

Weighted average common shares outstanding - basic	118,088,122	104,626,560
Weighted average common shares outstanding - diluted	118,088,122	105,681,615

Annualized return on average equity	3.33%	8.65%
Annualized return on average assets	0.42%	1.10%
Annualized return on tangible common equity **	4.66%	11.52%

Efficiency ratio *	60.65%	61.73%
Annualized noninterest expense to average assets *	2.50%	2.75%
*    Excludes acquisition/branch optimization expenses and amortization of intangible assets (non-GAAP).
** Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Operating results (non-GAAP):
Net interest income	$103,534	90,936	288,840	271,521
Provision for credit losses	5,349	3,302	21,551	14,436
Noninterest income	36,670	26,169	100,142	71,194
Noninterest expense	85,455	70,573	243,092	216,478
Income taxes	9,274	9,799	29,682	24,761
Net operating income (non-GAAP)	$40,126	33,431	94,657	87,040
Diluted earnings per share (non-GAAP)	$0.32	0.31	0.80	0.82

Average equity	$1,540,934	1,339,339	1,596,252	1,312,002
Average assets	13,903,655	10,568,279	12,590,018	10,289,453
Annualized return on average equity (non-GAAP)	10.36%	9.90%	7.92%	8.87%
Annualized return on average assets (non-GAAP)	1.15%	1.26%	1.00%	1.13%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$40,126	33,431	94,657	87,040
Non-GAAP adjustments, net of tax:
COVID-related provision **	(1,058)	—	(33,462)	—
CECL provision impact due to acquisition of MutualBank	—	—	(13,089)	—
PPP deferred origination costs	—	—	3,034	—
COVID-related off balance sheet provision **	—	—	(1,594)	—
Acquisition/branch optimization expense	(1,018)	(17)	(9,757)	(2,199)
Net income (GAAP)	$38,050	33,414	39,789	84,841
Diluted earnings per share (GAAP)	$0.30	0.31	0.34	0.80

Annualized return on average equity (GAAP)	9.82%	9.90%	3.33%	8.65%
Annualized return on average assets (GAAP)	1.09%	1.25%	0.42%	1.10%
* The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude estimated COVID-related provision, CECL provision related to the acquisition of MutualBank, PPP deferred origination costs, estimated COVID-related off balance sheet provision and acquisition/branch optimization expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.
** To arrive at the non-COVID related provision estimates, the Company applied Moody's forecast scenarios prior to the onset of COVID-19 to the Company's loan portfolio at September 30, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At September 30, 2020
	Actual		Minimum capital requirements (1)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,655,949	16.607%	$1,046,981	10.500%	$997,125	10.000%
Northwest Bank	1,445,508	14.512%	1,045,896	10.500%	996,092	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,521,913	15.263%	847,556	8.500%	797,700	8.000%
Northwest Bank	1,311,472	13.166%	846,678	8.500%	796,873	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,273,896	12.776%	697,988	7.000%	648,131	6.500%
Northwest Bank	1,311,472	13.166%	697,264	7.000%	647,460	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,521,913	10.977%	554,608	4.000%	693,260	5.000%
Northwest Bank	1,311,472	9.522%	550,907	4.000%	688,634	5.000%
(1) Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see "Item 1. Business - Supervision and Regulation" of our 2019 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	September 30, 2020
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value
Debt issued by the U.S. government and agencies:
Due after ten years	$34,000	176	—	34,176

Debt issued by government sponsored enterprises:
Due in less than one year	35,731	284	—	36,015
Due in one year through five years	253	4	—	257
Due in five years through ten years	69,135	170	(178)	69,127

Municipal securities:
Due in less than one year	4,241	18	—	4,259
Due in one year through five years	3,343	73	(2)	3,414
Due in five years through ten years	11,077	312	—	11,389
Due after ten years	92,530	2,930	—	95,460

Residential mortgage-backed securities:
Fixed rate pass-through	356,898	6,467	(102)	363,263
Variable rate pass-through	15,798	538	(18)	16,318
Fixed rate agency CMOs	710,620	13,035	(722)	722,933
Variable rate agency CMOs	52,209	369	(39)	52,539
Total residential mortgage-backed securities	1,135,525	20,409	(881)	1,155,053
Total marketable securities available-for-sale	$1,385,835	24,376	(1,061)	1,409,150

Marketable securities held-to-maturity
Residential mortgage-backed securities:
Fixed rate pass-through	$1,823	128	—	1,951
Variable rate pass-through	970	33	—	1,003
Fixed rate agency CMOs	11,936	659	—	12,595
Variable rate agency CMOs	604	15	—	619
Total residential mortgage-backed securities	15,333	835	—	16,168
Total marketable securities held-to-maturity	$15,333	835	—	16,168

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	September 30, 2020
	Amount	Average rate
Term notes payable to the Federal Home Loan Bank (FHLB):
Payable to FHLB of Pittsburgh	$30,000	0.40%
Payable to the FHLB of Indianapolis acquired from MutualBank	118,107	1.70%
Total term notes payable to the FHLB	148,107
Collateralized borrowings, due within one year	126,832	0.19%
Subordinated debentures, net of issuance costs	$123,277	4.00%
Total borrowed funds *	$398,216
* As of September 30, 2020, the Company had $3.8 billion of additional borrowing capacity available with the Federal Home Loan Bank of Pittsburgh, including a $250.0 million overnight line of credit, which had no balance, as well as $103.0 million of borrowing capacity available with the Federal Reserve Bank and $110.0 million with three correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Nonaccrual loans current:
Residential mortgage loans	$1,128	413	285	72	676
Home equity loans	366	481	592	197	607
Consumer loans	234	214	77	78	68
Commercial real estate loans	22,610	30,677	14,337	9,241	7,674
Commercial loans	6,488	6,551	3,514	3,424	3,777
Total nonaccrual loans current	$30,826	38,336	18,805	13,012	12,802
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$60	61	691	674	40
Home equity loans	445	247	159	224	102
Consumer loans	230	335	143	121	246
Commercial real estate loans	692	2,372	496	196	925
Commercial loans	57	—	—	55	44
Total nonaccrual loans delinquent 30 days to 59 days	$1,484	3,015	1,489	1,270	1,357
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$576	1,013	218	1,048	979
Home equity loans	618	960	539	689	436
Consumer loans	781	666	488	417	426
Commercial real estate loans	2,745	163	2,096	413	536
Commercial loans	15	768	37	341	—
Total nonaccrual loans delinquent 60 days to 89 days	$4,735	3,570	3,378	2,908	2,377
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$14,750	15,369	10,457	12,682	11,722
Home equity loans	7,845	7,060	5,816	5,635	5,966
Consumer loans	5,352	6,896	3,459	3,610	3,400
Commercial real estate loans	35,496	29,729	25,342	25,014	22,292
Commercial loans	6,310	11,535	16,685	4,739	5,741
Total nonaccrual loans delinquent 90 days or more	$69,753	70,589	61,759	51,680	49,121
Total nonaccrual loans	$106,798	115,510	85,431	68,870	65,657
Total nonaccrual loans	$106,798	115,510	85,431	68,870	65,657
Loans 90 days past due and still accruing	495	77	31	32	85
Nonperforming loans	107,293	115,587	85,462	68,902	65,742
Real estate owned, net	2,575	1,897	1,075	950	1,237
Nonperforming assets	$109,868	117,484	86,537	69,852	66,979
Nonaccrual troubled debt restructuring *	$17,120	17,562	17,375	9,043	9,138
Accruing troubled debt restructuring	17,684	17,888	15,977	22,956	21,162
Total troubled debt restructuring	$34,804	35,450	33,352	31,999	30,300

Nonperforming loans to total loans	1.00%	1.06%	0.97%	0.78%	0.74%
Nonperforming assets to total assets	0.80%	0.85%	0.81%	0.67%	0.63%
Allowance for credit losses to total loans	1.30%	1.29%	1.05%	0.66%	0.60%
Allowance for total loans excluding PPP loan balances	1.36%	1.36%	N/A	N/A	N/A
Allowance for credit losses to nonperforming loans	130.68%	121.63%	108.70%	84.09%	80.40%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At September 30, 2020	Pass	Special mention *	Substandard **	Doubtful ***	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,117,442	—	25,927	—	—	3,143,369
Home equity loans	1,471,919	—	12,446	—	—	1,484,365
Consumer loans	1,478,109	—	8,974	—	—	1,487,083
Total Personal Banking	6,067,470	—	47,347	—	—	6,114,817
Commercial Banking:
Commercial real estate loans	2,850,611	110,073	359,059	—	—	3,319,743
Commercial loans	1,255,255	40,631	51,406	—	—	1,347,292
Total Commercial Banking	4,105,866	150,704	410,465	—	—	4,667,035
Total loans	$10,173,336	150,704	457,812	—	—	10,781,852
At June 30, 2020
Personal Banking:
Residential mortgage loans	$3,196,304	—	26,451	—	—	3,222,755
Home equity loans	1,438,339	—	12,031	—	—	1,450,370
Consumer loans	1,508,129	—	9,990	—	—	1,518,119
Total Personal Banking	6,142,772	—	48,472	—	—	6,191,244
Commercial Banking:
Commercial real estate loans	3,034,984	72,755	199,993	1,092	—	3,308,824
Commercial loans	1,270,279	41,458	42,692	4,290	—	1,358,719
Total Commercial Banking	4,305,263	114,213	242,685	5,382	—	4,667,543
Total loans	$10,448,035	114,213	291,157	5,382	—	10,858,787
At March 31, 2020
Personal Banking:
Residential mortgage loans	$2,830,596	—	7,690	—	—	2,838,286
Home equity loans	1,345,052	—	8,211	—	—	1,353,263
Consumer loans	1,174,067	—	3,988	—	—	1,178,055
Total Personal Banking	5,349,715	—	19,889	—	—	5,369,604
Commercial Banking:
Commercial real estate loans	2,537,736	73,967	143,765	—	—	2,755,468
Commercial loans	618,267	43,071	50,464	—	—	711,802
Total Commercial Banking	3,156,003	117,038	194,229	—	—	3,467,270
Total loans	$8,505,718	117,038	214,118	—	—	8,836,874
At December 31, 2019
Personal Banking:
Residential mortgage loans	$2,858,582	—	9,545	—	—	2,868,127
Home equity loans	1,336,111	—	6,807	—	—	1,342,918
Consumer loans	1,120,732	—	4,400	—	—	1,125,132
Total Personal Banking	5,315,425	—	20,752	—	—	5,336,177
Commercial Banking:
Commercial real estate loans	2,538,816	80,570	135,004	—	—	2,754,390
Commercial loans	616,983	42,380	58,744	—	—	718,107
Total Commercial Banking	3,155,799	122,950	193,748	—	—	3,472,497
Total loans	$8,471,224	122,950	214,500	—	—	8,808,674
At September 30, 2019
Personal Banking:
Residential mortgage loans	$2,887,077	—	9,056	—	—	2,896,133
Home equity loans	1,320,930	—	7,243	—	—	1,328,173
Consumer loans	1,090,030	—	4,263	—	—	1,094,293
Total Personal Banking	5,298,037	—	20,562	—	—	5,318,599
Commercial Banking:
Commercial real estate loans	2,601,025	69,380	142,253	181	—	2,812,839
Commercial loans	639,998	37,666	42,800	115	—	720,579
Total Commercial Banking	3,241,023	107,046	185,053	296	—	3,533,418
Total loans	$8,539,060	107,046	205,615	296	—	8,852,017
* Includes $34.7 million, $37.4 million, $13.1 million, $10.3 million, and $8.7 million of acquired loans at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.
**    Includes $129.2 million, $108.2 million, $56.8 million, $53.1 million, and $46.6 million of acquired loans at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.
***     Includes $1.1 million of acquired loans at June 30, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	September 30, 2020		*	June 30, 2020		*	March 31, 2020		*	December 31, 2019		*	September 30, 2019		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	17	$736	—%	15	$629	—%	358	$32,755	1.2%	292	$23,296	0.8%	21	$1,236	—%
Home equity loans	129	4,984	0.3%	118	4,569	0.3%	190	7,061	0.5%	173	6,469	0.5%	149	4,774	0.4%
Consumer loans	1,078	8,586	0.6%	629	7,199	0.5%	953	8,774	0.7%	960	9,208	0.8%	864	7,597	0.7%
Commercial real estate loans	28	5,090	0.2%	46	14,177	0.4%	58	12,895	0.5%	43	7,921	0.3%	27	5,308	0.2%
Commercial loans	19	1,797	0.1%	12	1,242	0.1%	35	7,545	1.1%	32	1,187	0.2%	20	362	0.1%
Total loans delinquent 30 days to 59 days	1,271	$21,193	0.2%	820	$27,816	0.3%	1,594	$69,030	0.8%	1,500	$48,081	0.5%	1,081	$19,277	0.2%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	65	$4,788	0.2%	64	$5,364	0.2%	11	$511	—%	67	$5,693	0.2%	95	$5,320	0.2%
Home equity loans	56	1,860	0.1%	59	2,326	0.2%	65	2,652	0.2%	66	2,405	0.2%	66	2,103	0.2%
Consumer loans	323	3,049	0.2%	258	2,916	0.2%	265	2,610	0.2%	395	3,302	0.3%	288	2,632	0.2%
Commercial real estate loans	14	4,212	0.1%	18	3,913	0.1%	12	2,981	0.1%	19	1,690	0.1%	15	1,893	0.1%
Commercial loans	7	357	—%	15	1,151	0.1%	10	309	—%	17	6,403	0.9%	10	589	0.1%
Total loans delinquent 60 days to 89 days	465	$14,266	0.1%	414	$15,670	0.1%	363	$9,063	0.1%	564	$19,493	0.2%	474	$12,537	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	168	$14,750	0.5%	185	$15,369	0.5%	129	$10,457	0.4%	141	$12,775	0.4%	138	$11,816	0.4%
Home equity loans	193	7,845	0.5%	182	7,060	0.5%	152	5,816	0.4%	159	5,688	0.4%	157	5,966	0.4%
Consumer loans	696	5,847	0.4%	709	6,896	0.5%	445	3,459	0.3%	590	3,611	0.3%	398	3,401	0.3%
Commercial real estate loans	136	35,496	1.1%	149	29,729	0.9%	139	25,342	0.9%	129	25,014	0.9%	118	22,292	0.8%
Commercial loans	34	6,310	0.5%	47	11,535	0.8%	51	16,685	2.3%	37	4,739	0.7%	40	5,741	0.8%
Total loans delinquent 90 days or more	1,227	$70,248	0.7%	1,272	$70,589	0.7%	916	$61,759	0.7%	1,056	$51,827	0.6%	851	$49,216	0.6%

Total loans delinquent	2,963	$105,707	1.0%	2,506	$114,075	1.1%	2,873	$139,852	1.6%	3,120	$119,401	1.4%	2,406	$81,030	0.9%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $20.3 million, $18.0 million, and $298,000 at September 30, 2020, June 30, 2020, and March 31, 2020, respectively, and purchased credit impaired loans of $147,000 and $95,000 at December 31, 2019, and September 30, 2019, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)
(dollars in thousands)
Loans outstanding
The following table provides delinquency information for various loan sectors in our portfolio that are potentially vulnerable to the COVID-19 pandemic impacts at September 30, 2020:

At September 30, 2020	30-59 days delinquent	*	60-89 days delinquent	*	90 days or greater delinquent	*	Total delinquent	*	Current	*	Total loans receivable	*
Restaurants/bars	$27	—%	$623	—%	$1,012	—%	$1,662	—%	$97,009	0.9%	$98,671	0.9%
Hotels/hospitality	3	—%	1,083	—%	6,751	0.1%	7,837	0.1%	174,687	1.6%	182,524	1.7%
Gyms and fitness	—	—%	—	—%	5	—%	5	—%	5,302	—%	5,307	—%
Transportation	44	—%	19	—%	2,313	—%	2,376	—%	77,371	0.7%	79,747	0.7%
Oil and gas	7	—%	—	—%	23	—%	30	—%	11,385	0.1%	11,415	0.1%
Residential care facilities	—	—%	—	—%	—	—%	—	—%	233,248	2.2%	233,248	2.2%
Retail buildings	222	—%	263	—%	850	—%	1,335	—%	448,829	4.2%	450,164	4.2%
Education/student housing	—	—%	1,427	—%	503	—%	1,930	—%	144,214	1.3%	146,144	1.4%
Construction/development:
Education/student housing	—	—%	—	—%	—	—%	—	—%	48,175	0.4%	48,175	0.4%
Hotels/hospitality	—	—%	—	—%	—	—%	—	—%	25,559	0.2%	25,559	0.2%
Residential care facilities	—	—%	—	—%	—	—%	—	—%	36,667	0.3%	36,667	0.3%
All other construction/development	2,139	—%	—	—%	5,476	0.1%	7,615	0.1%	182,201	1.7%	189,816	1.8%
All other sectors	18,751	0.2%	10,851	0.1%	53,315	0.5%	82,917	0.8%	9,191,498	85.2%	9,274,415	86.0%
Total loans	$21,193	0.2%	$14,266	0.1%	$70,248	0.7%	$105,707	1.0%	$10,676,145	99.0%	$10,781,852	100.0%
* Percent of total loans outstanding.

Loan deferrals
The following table represents loans that entered into and are currently in a deferment offered by the Company to aid customers in the COVID-19 pandemic as of September 30, 2020. Of these loan deferrals, 297 borrowers applied for and received PPP loans totaling approximately $50.8 million:

	Balance as of June 30, 2020			Loans returned to full payment status, net of payments		Loans moved into a second deferral		New loans entered into first deferral		Balance as of September 30, 2020
	Number of loans	Outstanding principal balance	*	Number of loans	Outstanding principal balance	Number of loans	Outstanding principal balance	Number of loans	Outstanding principal balance	Number of loans	Outstanding principal balance		*
Residential mortgage loans	936	$131,567	4.1%	871	$121,725	65	$9,842	46	$6,125	111	$15,967		0.5%
Home equity loans	652	42,836	3.0%	625	40,606	27	2,230	21	1,409	48	3,639		0.2%
Consumer loans	2,455	49,374	3.3%	2,399	48,068	56	1,306	67	1,042	123	2,348		0.2%
Commercial real estate loans	1,511	967,340	29.2%	1,434	794,288	77	173,052	17	10,609	94	183,661		5.5%
Commercial loans	652	120,999	8.9%	635	119,029	17	1,970	11	5,115	28	7,085		0.5%
Total loans	6,206	$1,312,116	12.1%	5,964	$1,123,716	242	$188,400	162	$24,300	404	$212,700	**	2.0%
* Percent of total loans outstanding by the respective total amount of that type of loan.
** As of September 30, 2020, $177.9 million of loan deferrals expire in Q4 2020 and $34.8 million of loan deferrals expire in Q1 2021. In addition, of the $212,700 total loan deferrals, $153.2 million are in the hospitality industry.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Beginning balance	$140,586	92,897	57,941	52,859	53,107
CECL adoption	—	—	10,792	—	—
Initial allowance on loans purchased with credit deterioration	—	8,845	—	—	—
Provision	6,818	51,750	27,637	8,223	3,302
Charge-offs residential mortgage	(129)	(38)	(343)	(222)	(190)
Charge-offs home equity	(88)	(173)	(289)	(113)	(466)
Charge-offs consumer	(3,356)	(3,191)	(3,488)	(3,142)	(3,078)
Charge-offs commercial real estate	(532)	(690)	(331)	(107)	(389)
Charge-offs commercial	(4,892)	(10,349)	(815)	(1,143)	(1,151)
Recoveries	1,802	1,535	1,793	1,586	1,724
Ending balance	$140,209	140,586	92,897	57,941	52,859
Net charge-offs to average loans, annualized	0.27%	0.51%	0.16%	0.14%	0.16%

	Nine months ended September 30,
	2020	2019
Beginning balance	$57,941	55,214
CECL adoption	10,792	—
Initial allowance on loans purchased with credit deterioration	8,845	—
Provision	86,205	14,436
Charge-offs residential mortgage	(510)	(944)
Charge-offs home equity	(550)	(1,008)
Charge-offs consumer	(10,035)	(8,665)
Charge-offs commercial real estate	(1,553)	(5,360)
Charge-offs commercial	(16,056)	(5,508)
Recoveries	5,130	4,694
Ending balance	$140,209	52,859
Net charge-offs to average loans, annualized	0.32%	0.26%

	September 30, 2020
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,794,489	10,244	348,880	1,792	3,143,369	12,036
Home equity loans	1,169,709	7,488	314,656	2,097	1,484,365	9,585
Consumer loans	1,242,220	16,433	244,863	3,427	1,487,083	19,860
Personal Banking Loans	5,206,418	34,165	908,399	7,316	6,114,817	41,481
Commercial real estate loans	2,488,967	66,960	830,776	20,020	3,319,743	86,980
Commercial loans	1,147,492	8,455	199,800	3,293	1,347,292	11,748
Commercial Banking Loans	3,636,459	75,415	1,030,576	23,313	4,667,035	98,728
Total Loans	$8,842,877	109,580	1,938,975	30,629	10,781,852	140,209

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2020			June 30, 2020			March 31, 2020			December 31, 2019			September 30, 2019
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,176,436	28,769	3.62%	$3,092,392	29,019	3.75%	$2,845,483	28,062	3.94%	$2,847,932	28,011	3.93%	$2,894,716	28,991	4.01%
Home equity loans	1,479,429	13,732	3.69%	1,415,091	13,806	3.92%	1,345,059	14,801	4.43%	1,333,748	15,354	4.57%	1,316,033	16,131	4.86%
Consumer loans	1,437,828	15,851	4.39%	1,375,130	14,993	4.39%	1,123,336	12,160	4.35%	1,073,565	12,016	4.44%	1,028,579	11,916	4.60%
Commercial real estate loans	3,306,386	36,887	4.37%	3,156,749	34,595	4.34%	2,747,419	31,437	4.53%	2,741,687	32,985	4.71%	2,796,351	34,441	4.82%
Commercial loans	1,377,223	12,603	3.58%	1,161,228	11,269	3.84%	712,621	8,856	4.92%	717,438	9,841	5.37%	710,847	9,949	5.48%
Total loans receivable (a) (b) (d)	10,777,302	107,842	3.98%	10,200,590	103,682	4.09%	8,773,918	95,316	4.37%	8,714,370	98,207	4.47%	8,746,526	101,428	4.60%
Mortgage-backed securities (c)	1,004,803	4,651	1.85%	714,657	4,038	2.26%	668,470	4,175	2.50%	667,910	4,237	2.54%	641,085	4,188	2.61%
Investment securities (c) (d)	216,081	1,336	2.47%	170,309	1,244	2.92%	144,152	881	2.44%	151,289	938	2.48%	218,753	1,168	2.14%
FHLB stock, at cost	25,595	218	3.39%	22,192	309	5.60%	15,931	262	6.61%	13,400	262	7.76%	16,302	307	7.47%
Other interest-earning deposits	791,601	221	0.11%	623,870	185	0.12%	34,697	135	1.54%	31,624	169	2.09%	28,832	172	2.33%
Total interest-earning assets	12,815,382	114,268	3.55%	11,731,618	109,458	3.75%	9,637,168	100,769	4.21%	9,578,593	103,813	4.30%	9,651,498	107,263	4.41%
Noninterest-earning assets (e)	1,088,273			1,858,513			960,303			869,117			916,781
Total assets	$13,903,655			$13,590,131			$10,597,471			$10,447,710			$10,568,279
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,015,604	648	0.13%	$1,884,202	648	0.14%	$1,611,111	727	0.18%	$1,615,996	792	0.19%	$1,658,670	788	0.19%
Interest-bearing demand deposits	2,680,591	763	0.11%	2,428,060	812	0.13%	1,915,871	1,307	0.27%	1,769,623	1,570	0.35%	1,655,952	1,711	0.41%
Money market deposit accounts	2,347,097	1,347	0.23%	2,204,810	1,600	0.29%	1,921,243	3,088	0.65%	1,845,535	3,226	0.69%	1,798,175	3,772	0.83%
Time deposits	1,782,350	5,685	1.27%	1,761,260	6,276	1.43%	1,528,891	6,281	1.65%	1,607,992	7,305	1.80%	1,618,591	7,423	1.82%
Borrowed funds (f)	420,715	717	0.68%	371,700	296	0.32%	240,118	709	1.19%	177,670	444	0.99%	243,960	1,002	1.63%
Junior subordinated debentures	128,658	720	2.19%	127,472	837	2.60%	121,809	1,038	3.37%	121,796	1,136	3.65%	121,767	1,235	3.97%
Total interest-bearing liabilities	9,375,015	9,880	0.42%	8,777,504	10,469	0.48%	7,339,043	13,150	0.72%	7,138,612	14,473	0.80%	7,097,115	15,931	0.89%
Noninterest-bearing demand deposits (g)	2,703,266			2,401,368			1,640,180			1,800,861			1,915,392
Noninterest-bearing liabilities	284,440			882,391			268,139			158,434			216,433
Total liabilities	12,362,721			12,061,263			9,247,362			9,097,907			9,228,940
Shareholders’ equity	1,540,934			1,528,868			1,350,109			1,349,803			1,339,339
Total liabilities and shareholders’ equity	$13,903,655			$13,590,131			$10,597,471			$10,447,710			$10,568,279
Net interest income/Interest rate spread		104,388	3.13%		98,989	3.27%		87,619	3.48%		89,340	3.50%		91,332	3.52%
Net interest-earning assets/Net interest margin	$3,440,367		3.26%	$2,954,114		3.38%	$2,298,125		3.66%	$2,439,981		3.73%	$2,554,383		3.79%
Ratio of interest-earning assets to interest-bearing liabilities	1.37X			1.34X			1.31X			1.34X			1.36X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings, collateralized borrowings and subordinated debt.
(g)    Average cost of deposits were 0.29%, 0.35%, 0.53%, 0.59%, and 0.63%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 3.96%, 4.06%, 4.35%, 4.46%, and 4.59%, respectively, Investment securities - 2.00%, 2.36%, 2.31%, 2.34%, and 2.03%, respectively, Interest-earning assets - 3.52%, 3.72%, 4.19%, 4.28%, and 4.39%, respectively. GAAP basis net interest rate spreads were 3.10%, 3.24%, 3.47%, 3.48%, and 3.50%, respectively, and GAAP basis net interest margins were 3.23%, 3.34%, 3.64%, 3.71%, and 3.77%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2020			2019
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,038,712	85,850	3.77%	$2,865,091	87,572	4.08%
Home equity loans	1,424,580	42,340	3.97%	1,300,537	48,868	5.02%
Consumer loans	1,302,282	43,004	4.41%	949,303	32,844	4.60%
Commercial real estate loans	3,071,047	102,918	4.40%	2,720,435	99,930	4.84%
Commercial loans	1,084,739	32,727	3.96%	665,867	28,724	5.69%
Loans receivable (a) (b) (d)	9,921,360	306,839	4.13%	8,501,233	297,938	4.69%
Mortgage-backed securities (c)	796,739	12,865	2.15%	630,279	12,433	2.63%
Investment securities (c) (d)	176,991	3,461	2.61%	224,111	3,532	2.10%
FHLB stock, at cost	21,255	789	4.96%	14,840	794	7.15%
Other interest-earning deposits	483,390	541	0.15%	20,531	431	2.77%
Total interest-earning assets	11,399,735	324,495	3.80%	9,390,994	315,128	4.49%
Noninterest-earning assets (e)	1,190,283			898,459

Total assets	$12,590,018			$10,289,453

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$1,837,624	2,023	0.15%	$1,668,806	2,323	0.19%
Interest-bearing demand deposits	2,342,748	2,882	0.16%	1,611,554	4,442	0.37%
Money market deposit accounts	2,157,212	6,035	0.37%	1,756,251	9,784	0.74%
Time deposits	1,691,168	18,243	1.44%	1,538,113	19,774	1.72%
Borrowed funds (f)	344,457	1,721	0.67%	216,160	2,421	1.50%
Junior subordinated debentures	125,988	2,595	2.71%	119,417	3,698	4.08%
Total interest-bearing liabilities	8,499,197	33,499	0.53%	6,910,301	42,442	0.82%
Noninterest-bearing demand deposits (g)	2,250,864			1,847,344
Noninterest-bearing liabilities	243,705			219,806

Total liabilities	10,993,766			8,977,451

Shareholders’ equity	1,596,252			1,312,002

Total liabilities and shareholders’ equity	$12,590,018			$10,289,453

Net interest income/Interest rate spread		290,996	3.27%		272,686	3.67%

Net interest-earning assets/Net interest margin	$2,900,538		3.40%	$2,480,693		3.87%

Ratio of interest-earning assets to interest-bearing liabilities	1.34X			1.36X
(a)Average gross loans includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings, collateralized borrowings and subordinated debt.
(g)Average cost of deposits were 0.38% and 0.58%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: Loans — 4.11% and 4.67%, respectively; Investment securities — 2.20% and 2.00%, respectively; Interest-earning assets — 3.78% and 4.47%, respectively. GAAP basis net interest rate spreads were 3.25% and 3.65%, respectively; and GAAP basis net interest margins were 3.38% and 3.86%, respectively.